Exhibit 23
                                                                      ----------

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-85614, No. 2-89950, No. 33-28715, No. 333-09675,
No. 333-19685 and No. 333-57251) and the Registration Statements on Form S-8 (No. 333-69045, No. 333-69049, No. 333-64329, No. 333-43445, No. 2-92786, No.
2-92800, No. 33-1667, No. 33-10658, No. 33-53869, No. 33-35918, No. 33-53871,
No. 33-53867, No. 33-42789, No. 33-52009, No. 33-60153 and No. 333-05235) of
GenRad, Inc. of our report dated July 2, 1998 relating to the financial statements of Industrial Computer Corporation, which appears in this Current Report on Form 8-K of GenRad, Inc. dated April 16, 1999.

                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Boston, Massachusetts
April 14, 1999